EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-53517 and 333-45730) and Form S-8 (File No. 333-11585) of SPEEDUS.COM, Inc. of our report dated April 2, 2001 relating to the financial statements which appear in this 2000 Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
April 2, 2001